UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2011

Date of Report (Date of earliest event reported)

 UNITED HEALTH PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	814-00717	94-1517723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Wall Street, 24 th Floor New York, NY	10005
(Address of principal executive offices)	(Zip Code)

(646) 961-4459
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 - Corporate Governance and Management

Item 5.02 -  Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2011, Board of Directors elected Sherman Lazrus – former Deputy Assistant Secretary of Defense; Dr. John Capotorto and Dr. Rodney P. Leibowitz to serve as members of the Board until their successors are duly elected and qualify. Continuing to serve on the Board are Dr. Phillip Forman, Chairman and Chief Executive Officer; Jan E. Chason who also serves Chief Financial Officer and Michael Wiechnik and Richard P. Rifenburgh.

Sherman Lazrus is President and Chief Executive Officer of American Medical Capital, a division of American Medical Enterprises, LLC, a financial services and investment banking company. Mr. Lazrus was initially employed with the Federal Government and while at the Department of Health, Education and Welfare he was involved with the development of the Medicare and Medicaid programs and later served as the Director of Policy Coordination for the two programs. Mr. Lazrus is affectionately known as the Father of Medicare and Medicaid. .  Mr. Lazrus also served in the office of the Director of the National Institutes of Health and was involved in planning activities in areas involving biomedical research. Mr. Lazrus later administered the Social Security Administration’s Disability Insurance Research Programs as Director of Program Analysis.  Mr. Lazrus’ final Federal Government position encompassed the administration of the military health care system. In serving as the Deputy Assistant Secretary of Defense, he was the Federal Government’s senior career health official. Mr. Lazrus has also been involved as a board member of several public healthcare related companies. He has served as Chairman of the Board of Emergency Filtration Products (EMFP) and was a board member of Imaging Diagnostic Systems, Inc. (IMDS) and Diasys Corporation (DYXC).

John V. Capotorto, MD, MBA is the Chief Medical Officer and Compliance Director for The Center for Wound Healing, Inc, and the President of the American Association of Wound Care Management . Dr. Capotorto has been an attending physician in Adult and Pediatric Endocrinology and clinical assistant professor at State University of New York Health Science Center at Brooklyn. He board certifications have included Internal Medicine, Pediatrics, Adult and Pediatric Endocrinology and Metabolism and is accredited in hyperbaric medicine. Additionally, he has been the Medical Director of the Diabetes Treatment Center at Staten Island University Hospital and has extensive experience in both wound care and hyperbaric medicine.

Dr. Rodney P. Leibowitz was a founding member in the formation of the U.S. Department of Homeland Security and is an Honorary Police Surgeon for the NYS and NYC Police Departments and NYC Fire Department. He is an active member of National Disaster Medical Service, a branch of the US Department of Health and Human Services.  Dr. Leibowitz has maintained a full dental practice for 35 years and is a Consulting Doctor for the Office of Professional Discipline for the State of New York and, in addition, was an Attending Doctor at Maimonides Medical Center.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED HEALTH PRODUCTS, INC.

Date: June 2, 2011	By:	/s/ Dr. Phillip Forman
Dr. Phillip Forman
Chief Executive Officer

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